Exhibit (23.3)



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan of Johnson Outdoors Inc. and to the incorporation by reference therein of our report dated November 8, 2002, with respect to the 2002 consolidated financial statements of Johnson Outdoors Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Milwaukee, Wisconsin
July 21, 2003